UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2021

QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 464-0004

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	QRHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2021, the Board of Directors (the “Board”) of Quest Resource Holding Corporation, a Nevada corporation (the “Company”), appointed Glenn Culpepper as a new director on the Board, effective immediately. No decision has been made with respect to the naming of Mr. Culpepper to any standing committees of the Board.

Mr. Culpepper will be entitled to the compensation the Company offers its other non-employee directors, including annual retainers and equity compensation. For more information on the compensation of the Company’s directors, please refer to the disclosures under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on June 1, 2021.

There are no arrangements or understandings between Mr. Culpepper and any other person pursuant to which Mr. Culpepper was selected as a director. Mr. Culpepper is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On June 30, 2021, the Company closed on its previously announced acquisition of the assets of an Atlanta-based independent environmental services company.

On July 7, 2021, the Company issued a press release announcing the appointment of Mr. Culpepper to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: July 7, 2021	By:	/s/ Laurie L. Latham
		Name:	Laurie L. Latham
		Title:	Senior Vice President and Chief Financial Officer